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                                                                      EXHIBIT 23



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 7, 2001, included in this Annual Report of the Premiere Technologies, Inc. 401(k) Retirement Savings Plan on Form 11-K for the year ended December 31, 2000, into the Plan's previously filed Registration Statement No. 333-89891.



/s/ ARTHUR ANDERSEN


Atlanta, Georgia
June 28, 2001